PAGE 1

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of our reports dated November 19, 1996 relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Reports to Shareholders of International Discovery Fund, International Stock Fund, European Stock Fund, Japan Fund, Latin America Fund, New Asia Fund, Emerging Markets Stock Fund and Global Stock Fund (eight of the portfolios constituting T. Rowe Price International Funds, Inc.). We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

/s/PRICE WATERHOUSE LLP
Price Waterhouse LLP
Baltimore, Maryland
February 20, 1997
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PAGE 2

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of our reports dated November 19, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of Foreign Equity Fund (the portfolio constituting Institutional International Funds, Inc.). We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.

/s/PRICE WATERHOUSE LLP
Price Waterhouse LLP
Baltimore, Maryland
February 20, 1997